UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 2, 2005

Penn Treaty American Corporation
(Exact name of registrant as specified in charter)

Pennsylvania	001-14681	23-1664166
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3440 Lehigh Street, Allentown, Pennsylvania 18103
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (610) 965-2222

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[     ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[     ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[     ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[     ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On June 2, 2005, upon the recommendation of the Compensation Committee, the Board of Directors of Penn Treaty American Corporation (the “Company”) increased the annual retainer paid to the Chairman of the Board of Directors from $15,000 to $25,000 and the annual retainer paid to the other non-employee directors from $10,000 to $20,000. In addition, under the 2002 Employee Incentive Stock Option Plan, upon the recommendation of the Compensation Committee, the Company’s Board of Directors awarded William Hunt, the Company’s President and Chief Executive Officer, options to purchase 200,000 shares of the Company’s common stock with an exercise price of $2.13.

Item 2.02 Results of Operations and Financial Condition.

On June 2, 2005, the Company announced its first quarter financial results for the three month period ended March 31, 2005. The Company issued a press release, dated June 2, 2005, which is furnished as an exhibit hereto and incorporated by reference herein.

The press release referred to fully converted book value, which is a non-GAAP financial measure. The press release included a reconciliation of fully converted book value to GAAP book value. The Company believes that the presentation and discussion of this non-GAAP financial measure, which is consistent with past disclosure, in conjunction with disclosure of all reconciling items, provides a better understanding of the Company’s current value in light of future items which the Company believes are likely to be significantly dilutive to current shareholders.

In addition the press release referred to net income from core operations, which is also a non-GAAP financial measure. The press release included a reconciliation of diluted net income from core operations, which excludes the loss on the Company’s notional experience account, to GAAP net loss. The Company has historically disclosed the impact on net income (loss) of any gains or losses on the notional experience account because it is subject to significant volatility based on interest rate movements. Because the notional experience account has an embedded derivative component, these gains and losses are reflected in the Company’s income statement. Management believes it is important for investors to know what the Company’s results would be both with and without the gains or losses on the notional experience account. The Company also believes that excluding the gains and losses from the notional experience account is useful to investors because all earnings guidance given by the Company excludes such gains and losses.

The Company held an investor conference call on June 3, 2005. On the call, the Company disclosed that the balance in the notional experience account was $914 million at March 31, 2005.

Item 8.01 Other Events.

In the press release issued by the Company on June 2, 2005, the Company announced that it had entered into a letter of intent with its primary reinsurer to commute its reinsurance contract related to existing business written prior to January 2002, with the intention of replacing this coverage with an alternative carrier. Significant details of the planned commutation were included in the press release, which is furnished as an exhibit hereto and, solely with respect to the portion relating to the letter of intent, is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(c)     Exhibits.

Number	Description

10.1	Compensatory arrangement with Directors.
10.2	Compensatory arrangement with President and Chief Executive Officer.
99.1	Press Release issued on June 2, 2005.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENN TREATY AMERICAN CORPORATION

June 8, 2005	By: /s/ Mark Cloutier
Name: Mark Cloutier Title: Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Number	Description

10.1	Compensatory arrangement with Directors.
10.2	Compensatory arrangement with President and Chief Executive Officer.
99.1	Press Release issued on June 2, 2005.